Exhibit 99.1

Rafael Holdings Sells its Building Located at 520 Broad Street in Newark, New Jersey and Associated 800-Car Public Garage

NEWARK, NJ –August 23, 2022 (GLOBE NEWSWIRE) - Rafael Holdings, Inc., (NYSE: RFL), an early-stage novel cancer and immune metabolism therapeutics company, today announced that it has closed on the sale of the building housing its headquarters to affiliates of The Sinai Equity Group. The building located at 520 Broad Street in Newark, New Jersey and an associated 800-car public garage sold for a total purchase price of $49.4 million. Rafael Holdings expects net proceeds of approximately $33 million after paying down the $15 million mortgage and the payment of commissions, legal fees, taxes, and other costs. The company previously reported cash, cash equivalents and marketable securities of $59.4 million as of April 30, 2022, which does not include the $6M raised through the sale of common stock to an entity associated with members of the family of Howard Jonas, the Chairman of the Board, on July 7, 2022 or the proceeds from the sale of the building.

“We are pleased to have completed the sale of our real estate assets in Newark, New Jersey, a key milestone which further strengthens our balance sheet,” said Bill Conkling, CEO of Rafael Holdings. “We are well funded to advance our promising early-stage pipeline of novel agents and to pursue opportunities to expand our portfolio.”

About Rafael Holdings, Inc.

Rafael Holdings is focused on the discovery of novel cancer and immune metabolism therapeutics. The Company owns the Barer Institute, Inc. and has a significant investment in two clinical stage oncology companies, Cornerstone Pharmaceuticals (formerly Rafael Pharmaceuticals) and LipoMedix Pharmaceuticals. For more information, visit www.rafaelholdings.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations surrounding the potential, safety, efficacy, and regulatory and clinical progress of our product candidates; plans regarding the further evaluation of clinical data; and the potential of our pipeline, including our internal cancer metabolism research programs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the impact of public health threats, including COVID-19, on our business and operations; clinical trials of product candidates may not be successful; our pharmaceutical companies may not be able to develop any medicines of commercial value; our pharmaceutical companies may not be successful in their efforts to identify or discover potential product candidates; the manufacturing and manufacturing development of our products and product candidates present technological, logistical and regulatory risks, each of which may adversely affect our potential revenue; potential unforeseen events during clinical trials could cause delays or other adverse consequences; risks relating to the regulatory approval process; interim, topline and preliminary data may change as more patient data become available, and are subject to audit and verification procedures that could result in material changes in the final data; our product candidates may cause serious adverse side effects; ongoing regulatory obligations; effects of significant competition; unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives; product liability lawsuits; failure to attract, retain and motivate qualified personnel; the possibility of system failures or security breaches; risks relating to intellectual property and significant costs as a result of operating as a public company. These and other important factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended July 31, 2021, and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Contact:

Barbara Ryan

Barbara.ryan@rafaelholdings.com

(203) 274-2825

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